EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO CHAPTER 63 OF TITLE 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Parlux Fragrances, Inc. (the "Company") on Form 10-K/A for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raymond J. Balsys, Chief Financial Officer of the Company, certify, pursuant to Chapter 63 of Title 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 29, 2008

By:	/s/ Raymond J. Balsys
Raymond J. Balsys, Chief Financial Officer